UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2013

RIGHTSCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-171486	33-1219445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(Address of principal executive offices) (zip code)

(310) 584-8494

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2013 (the “Closing Date”), Rightscorp, Inc., a Nevada corporation (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with Rightscorp Merger Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”) and Rightscorp, Inc., a Delaware corporation (“Rightscorp Delaware” or “Rightscorp”). Pursuant to the Merger Agreement, (i) the Subsidiary merged into Rightscorp Delaware, such that Rightscorp Delaware became a wholly-owned subsidiary of the Company, (ii) the Company issued (a) 45,347,102 shares (the “Acquisition Shares”), of the Company’s common stock to the shareholders of Rightscorp Delaware representing approximately 65.9% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement (following the Share Cancellation and the Private Placement, each as defined below), in exchange for all of the issued and outstanding shares of common stock of Rightscorp Delaware, (b) outstanding warrants to purchase 1,831,969 shares of common stock of Rightscorp Delaware were converted into outstanding warrants to purchase 5,312,703 shares of common stock of the Company, and (iv) outstanding convertible notes in the aggregate amount of $233,844 (including outstanding principal and accrued interest thereon) of Rightscorp Delaware were amended to be convertible into shares of common stock of the Company at a conversion price of $0.1276.

In connection with the Merger Agreement and the Financing (defined below), as of the Closing Date the Company issued and sold an aggregate of 950,000 units (the “Private Placement”), for a purchase price of $0.50 per unit, with each unit consisting of one share of common stock and a five-year warrant to purchase one share of common stock with an exercise price of $0.75 (the “Private Placement Warrants”).

In connection with the Merger Agreement and the Private Placement, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(a)(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

In connection with the Merger Agreement and the Private Placement, in addition to the foregoing:

(i) Effective on the Closing Date, 21,000,000 shares of common stock were returned to the Company for cancellation (the “Share Cancellation”).

(ii) Effective on the Closing Date, Lester Martinez resigned as officer and director of the Company, and the following individuals were appointed as executive officers and directors of the Company:

Name	Title
Christopher Sabec	Chief Executive Officer, President and Chairman
Robert Steele	Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Director
Brett Johnson	Director

(iii) As previously disclosed, effective July 15, 2013, the Company amended its articles of incorporation to change its name from “Stevia Agritech Corp.” to “Rightscorp, Inc.”

(iv) As previously disclosed, on June 18, 2013, the Company entered into a financing agreement (the “Financing Agreement”) with Hartford Equity Inc. (“Hartford”), under which Hartford agreed to purchase, directly or through its associates an aggregate of $2,050,000 of common stock and warrants (the “Financing”). The Private Placement described above will be deemed part of the Financing such that as of the Closing Date the Company has closed on $475,000 of the Financing (which amounts were advanced by the Company to Rightscorp Delaware prior to the Closing Date) and Hartford, directly or through its associates, has agreed to purchase an additional $1,575,000 in common stock and warrants from the Company within 14 months from the Closing Date.

Prior to the closing of the Reverse Acquisition, the Company was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Company’s common stock.

2

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business.

Effective on the Closing Date, pursuant to the Merger Agreement, Rightscorp Delaware became a wholly owned subsidiary of the Company. The acquisition of Rightscorp Delaware is treated as a reverse acquisition (the “Reverse Acquisition”), and the business of Rightscorp Delaware became the business of the Company. At the time of the Reverse Acquisition, Stevia was not engaged in any significant active business.

References to “we”, “us”, “our” and similar words refer to the Company and its wholly-owned subsidiary, Rightscorp Delaware, unless the context otherwise requires, and prior to the effectiveness of the Reverse Acquisition, these terms refer to Rightscorp Delaware. References to “Stevia” refer to the Company and its business prior to the Reverse Acquisition.

Summary

Rightscorp, Inc. is a Delaware corporation formed on January 20, 2011. Stevia is a Nevada corporation organized on April 9, 2010.

Rightscorp Delaware is a technology company that serves copyright owners by identifying and collecting settlement payments from Internet users who have infringed on copyrights. The Company has a patent-pending, proprietary method for identifying and collecting payments from illegal downloaders of copyrighted content via notifications sent to their Internet Service Providers (or ISPs).

Rightscorp Delaware’s principal office is located at 3100 Donald Douglas Loop North, Santa Monica, CA 90405. Rightscorp Delaware’s telephone number is (310) 751-7510. Our website address is www.rightscorpinc.com.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to our Business

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Rightscorp Delaware was formed as a Delaware corporation on January 11, 2011. Because Rightscorp Delaware has a limited operating history, its operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For Rightscorp Delaware, these risks include:

●	risks that it may not have sufficient capital to achieve its growth strategy;

●	risks that it may not develop its product and service offerings in a manner that enables it to be profitable and meet its customers’ requirements;

●	risks that Rightscorp Delaware’s growth strategy may not be successful; and

●	risks that fluctuations in Rightscorp Delaware’s operating results will be significant relative to its revenues.

These risks are described in more detail below. Rightscorp Delaware’s future growth will depend substantially on its ability to address these and the other risks described in this section. If Rightscorp Delaware does not successfully address these risks, its business would be significantly harmed.

3

Rightscorp Delaware has a history of losses and can provide no assurance of its future operating results

Rightscorp Delaware has experienced net losses and negative cash flows from operating activities since inception and Rightscorp Delaware expects such losses and negative cash flows to continue in the foreseeable future. As of June 30, 2013, Rightscorp Delaware had a working capital deficit of $1,563,220, and stockholders’ deficit of $(1,490,513). For the six months ended June 30, 2013 and 2012, Rightscorp Delaware incurred net losses of $795,295 and $438,111, respectively. For the year ended December 31, 2012, and the period January 11, 2011 (inception) to December 31, 2011, Rightscorp Delaware incurred net losses of $1,199,323 and $998,570, respectively. As of June 30, 2013, Rightscorp Delaware had an aggregate accumulated deficit of $2,993,188. The Company may never achieve profitability and management expects to make significant future expenditures related to the development and expansion of its business and further expects an increase in general and administrative expenses due to the additional operational and reporting costs associated with being a public company. There can be no assurance that we will be profitable in the future. If we are not profitable and cannot obtain sufficient capital we may have to cease our operations.

We may need significant additional capital, which we may be unable to obtain.

The Company may need to obtain additional financing over time to fund operations. Management cannot predict the extent to which it will require additional financing, and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of shareholders’ proportionate equity interests in the Company. Failure to obtain financing or obtaining of financing on unattractive terms could have a material adverse effect on the business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

We depend on third parties for supplying our services.

We do not own or operate the technology platforms providing our service. Therefore, we are, and in the future will continue to be, dependent upon our suppliers to send accurate data on a timely basis. We also rely on our suppliers to comply with any applicable Federal, state and local regulatory requirements, if any, at competitive prices. Should our current suppliers be unable or unwilling in the future to meet our needs for any reason, we would have to find replacement service suppliers, and we cannot assure you that we would be able to do so, in default of which we would lose sales and marketing credibility as well as our ability to generate revenues.

If we are unable to effectively manage our growth plan, we could be unable to implement our business strategy.

Our growth plan requires significant management time and operational and financial resources. There is no assurance that we have the operational and financial resources to manage our growth. In addition, rapid growth in our headcount and operations may place a significant strain on management and administrative, operational and financial infrastructure. Failure to adequately manage growth could have a material adverse effect on our business, prospects, financial condition or results of operations.

4

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect its business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, particularly Christopher Sabec and Robert Steele, Rightscorp Delaware’s founders could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

We may be unable to protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our intellectual property. In particular, we have five patents pending for our system of identifying and collecting settlement payments for repeat copyright infringements. Even if our pending patents are granted, there can be no assurance that we will be able to control all of the rights for all of our intellectual property. We may not have the resources or capital necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves having copyright owners agree to our service. Our ability to implement this business strategy is dependent on our ability to:

●	predict copyright owner’s concerns;

●	identify and engage copyright owners;

●	convince ISPs to accept our notices;

●	establish brand recognition and customer loyalty; and

●	manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our limited operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business that ultimately proves unsuccessful.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited operating history, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our program. In order to attract copyright holders to our program, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our services will depend on our success in consistently providing high-quality services to our customers. Since we rely on technology partners to provide portions of the service to our customers, if our suppliers do not send accurate and timely data, or if our customers do not perceive the products we offer as superior, the value of the our brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of our services to one or more of these groups, which could harm our business, results of operations and financial condition.

Our service offerings may not be accepted.

As is typically the case evolving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our service offerings primarily depends on the interest of copyright holders in joining our service. In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, no assurance can be given as to the acceptance of any of our services or our ability to generate the revenues necessary to remain in business.

5

A competitor with a stronger or more suitable financial position may enter our marketplace.

We believe there is currently no other company offering a copyright settlement service for P2P infringers. The success of our service offerings primarily depends on the interest of copyright holders in joining our service, as opposed to a similar service offered by a competitor. If a direct competitor arrives in our market, achieving market acceptance for our services may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

We derived approximately 36% of our revenues from a contract with one customers in 2012. For the six months ended June 30, 2013, we derived approximately 54% of our sales from contracts with two customers. Our standard contract with customers is for an initial six month term, and renews automatically for successive one month terms, unless either party terminates upon 30 days’ written notice to the other party. If any of our major customers were to terminate their business relationships with us, our operating results would be materially harmed.

Our exposure to outside influences beyond our control, including new legislation or court rulings could adversely affect our enforcement activities and results of operations.

Our enforcement activities are subject to numerous risks from outside influences, including the following:

●	Legal precedents could change which could either make enforcement of our client’s copyright rights more difficult, or which could make out-of-court settlements less attractive to either our clients or potential infringers.

●	New legislation, regulations or rules related to copyright enforcement could significantly increase our operating costs or decrease our ability to effectively negotiate settlements.

●	Changes in consumer privacy laws could make internet service providers more reluctant to identify their end users or may otherwise make identification of individual infringers more difficult.

The occurrence of any one of the foregoing could significantly damage our business and results of operations.

Software defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products, which would harm our operating results.

Our products may contain undetected defects or errors when first introduced or as new versions are released, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

Enforcement actions against individuals may result in negative publicity which could deter customers from doing business with us.

In the past, online trademark infringement cases have garnered significant press coverage. Coverage which is sympathetic to the infringing parties or which otherwise portrays our Company in a negative light, whether or not warranted, may harm our reputation or cause our clients to have concerns about being associated with us. Such negative publicity could decrease the demand for our products and services and adversely affect our business and operating results.

6

Risks Related to the Company’s Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company files reports under the Securities Exchange Act of 1934, as amended, and its common stock is quoted on the OTCBB. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

●	variations in our quarterly operating results;

●	announcements that our revenue or income are below analysts’ expectations;

●	general economic slowdowns;

●	sales of large blocks of the Company’s common stock;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

●	fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of early stage technology companies.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

7

Our management has significant voting power which limits the influence of other stockholders.

Our officers and directors control, either directly or indirectly, a substantial portion of our voting securities. Therefore, our management may significantly affect the outcome of all corporate actions and decisions for an indefinite period of time including election of directors, amendment of charter documents and approval of mergers and other significant corporate transactions.

The Company has not paid dividends in the past and does not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because we became a public by means of a reverse acquisition, we may not be able to attract the attention of brokerage firms.

Because we became public through a “reverse acquisition”, securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock.

Our issuance of common stock upon exercise of warrants and conversion of notes may depress the price of our common stock.

As of October 25, 2013, we have 68,797,102 shares of common stock, $233,844 in convertible notes (including outstanding principal and accrued interest thereon) convertible into 1,832,633 shares of common stock, and warrants to purchase 6,262,703 shares of common stock, issued and outstanding. The issuance of shares of common stock upon exercise of outstanding warrants and conversion of notes could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors have the authority to issue up to 10,000,000 shares of our preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Exchange Act, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities.

8

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Reverse Acquisition, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which this Current Report on Form 8-K is filed with the SEC reflecting our status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the SEC and/or until a year after the date of the filing of this Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

9

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report, except as required under applicable securities laws.

BUSINESS

Background

Stevia was incorporated in Nevada on April 11, 2011 under the name “Kids Only Market Inc.”, as a development stage company which planned to create a web-based service, kidsonlymarket.com, for buyers and sellers of hand me down items. On May 7, 2012, the Company changed its name to “Stevia Agritech Corp.” The Company was unable to raise sufficient funds to implement its business plan. Prior to the Reverse Acquisition, Stevia did not have any active business.

Rightscorp Delaware is a Delaware corporation formed on January 20, 2011.

Rightscorp Delaware is a technology company that has a patent-pending, proprietary method for collecting payments from illegal downloaders of copyrighted content via notifications sent to their internet service providers (ISPs).

Rightscorp Delaware’s principal office is located at 3100 Donald Douglas Loop North, Santa Monica, CA 90405. Rightscorp Delaware’s telephone number: is (310) 751-7510. Our website address is www.rightscorpinc.com.

Business Summary

Rightscorp Delaware protects copyright holders’ rights by seeking to assure they get paid for their copyrighted intellectual property (“IP”). We offer and sell a service to copyright owners under which copyright owners retain us to identify and collect settlement payments from Internet users who have infringed on their copyrights. After we have received an order from a client, our software monitors the global Peer-to- Peer (P2P) file sharing networks to detect illegally distributed digital media. The technology sends automated notices of the infringing activity to ISPs and the ISP forwards these notices, which contain settlement offers, to their infringing customers. The notice to ISPs and settlement offers identify the date, time, title of copyrighted intellectual property and other specific technology identifiers to confirm the infringement by the ISP’s customer. Infringers who accept our settlement offers then remit payment to us for the copyright infringement and we share the payments with the copyright owners.

We generate revenues by retaining a portion of the settlement payments we receive from copyright infringers. Our customers, the copyright holders, benefit from our service as we share a portion of the settlement with them. This helps them recapture the revenues they lost when their copyrighted material was illegally copied and distributed. We currently represent the holders of more than 1 million copyrights. Current customers include, but are not limited to BMG Rights Management, Round Hill Music, Shapiro/Bernstein and The Orchard These firms represent some of the biggest names in music. Additionally, we are in discussions with some of the largest owners of copyrighted intellectual property. The Company has successfully obtained settlement payments for tens of thousands of individual cases of copyright infringement. To date, we have closed infringements and received settlement payments from subscribers on more than 50 ISPs including five of the top 10 US ISPs. We believe ISP’s that participate with us and our clients by forwarding notices of infringement achieve compliance with the Digital Millennium Copyright Act (or DMCA), as discussed below. Conversely, we believe that companies that do not participate and do not have a policy for terminating repeat infringers fail to comply with the DMCA, which may result in liability for them.

10

Dependence on Major Customers

In 2012, our contract with BMG Rights Management accounted for approximately 36% of our sales. For the six months ended June 30, 2013, our contract with BMG Rights Management accounted for approximately 41% of our sales, and our contract with Warner Brothers accounted for 13% of our sales. Our standard contract with customers is for an initial six month term, and renews automatically for successive one month terms, unless either party terminates upon 30 days’ written notice to the other party.

Legal Framework

The challenge for copyright owners is that the legal framework now in place requires the copyright owner, in order to protect its rights, to monitor and notice each individual act of infringement and document it. We believe the content business views this as an insurmountable and costly task. As described above, our Rightscorp software provides a solution by monitoring the global Peer-to- Peer (P2P) file sharing networks to detect illegally distributed digital media.

ISP Safe Harbor

Courts have found businesses that have been involved in contributing to copyright infringement liable for damages. In Fonovisa vs. Cherry Auction, a swap meet run by Cherry Auction was held liable to Fonovisa (the copyright owner) for damages. As the Court observed, “it would be difficult for the infringing activity to take place in the massive quantities alleged without the support services provided by the swap meet,” including the provision of space, utilities, parking, advertising, plumbing and customer…”

Section 512(i) of the DMCA provides a safe harbor protection from such liability. It states as follows:

●	(i) Conditions for Eligibility —

–	(1) Accommodation of technology — The limitations on liability established by this section shall apply to a service provider only if the service provider:

●	(A) has adopted and reasonably implemented, and informs subscribers and account holders of the service provider’s system or network of, a policy that provides for the termination in appropriate circumstances of subscribers and account holders of the service provider’s system or network who are repeat infringers; and

●	(B) accommodates and does not interfere with standard technical measures.

Thus, under Federal Law, ISPs are only eligible for “Safe Harbor” protection from vicarious liability from their subscribers’ copyright infringements if they have “reasonably implemented … a policy that provides for the termination … of subscribers … who are repeat infringers.” Thus, we believe that ISPs have no liability for their role in copyright infringement on P2P networks until the copyright owner sends them a notice of a repeat infringer. In accordance with the DMCA, we have developed a technology and a process for identifying repeat infringers, documenting infringements and sending ISPs notice of repeat infringement and monitoring the termination, or lack thereof, of repeat infringers. . As there is no case law regarding this “Safe Harbor” provision, ISPs’ interpretations of their responsibilities vary. We have utilized this Safe Harbor provision to obtain various levels of cooperation from ISPs, which in many cases include the forwarding of our notices and the termination of repeat infringers who do not accept our settlement offers. To qualify for the “Safe Harbor” protection, ISP’s have an incentive to forward our notices and terminate repeat infringers, and infringers in turn have an incentive to accept our settlement offers, so as to avoid termination of services from the ISP’s.

Digital Copyrights & Piracy Background

In 1999, Shawn Fanning, an 18 year old college student, changed the music industry with his creation of a digital file sharing program called Napster, a software program that allowed computer users to share and swap files, specifically music, through a centralized file server. By the spring of 2000, Napster had several hundred thousand users and by February 2001 had grown to over 50 million users.

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In September 2013, Netnames, a market research and consultancy firm reported that P2P traffic that infringes on copyrights had become 24% of all internet traffic (not including traffic that infringes on pornographic copyrights). In other words, 24% of all Internet traffic is the illegal downloading and distribution of mainstream, high-quality movies, music, games, and software.

According to the Global Internet Phenomena Report in Sandvine, 2H 2012, P2P file sharing accounted for approximately 10% of all North American Internet traffic.

Enacted in 1997, The Digital Millennium Copyright Act (or DMCA) heightened the penalties for copyright infringement on the Internet and established the eligibility for Safe Harbor from liability of the providers of on-line services for copyright infringement by their users.

To combat online copyright infringement, the media industry and their partners have spent extraordinary amounts of money and resources searching for a technology breakthrough to protect copyrighted works. These technologies have often referred to as Digital Rights Management (or DRM). DRM technologies attempt to prevent digital music player technology from allowing reproduction. DRM suffers from the inherent problem that if a reasonably technologically savvy person can listen to a music file, he can find a way to make a copy that does not have the DRM technology. These efforts failed to stem the tide of illegal downloading, and the industry turned to aggressive litigation tactics. Notwithstanding the continued efforts of the media industry, including the use of DRM technologies, many popular TV and film properties are available in high quality online soon after release and in some cases prior to release. Thus, we do not believe that DRM technologies will be able to prevent widespread unauthorized use of copyrighted content.

Beginning in 2002, the Recording Industry Association of America (or RIAA), the trade group that represents the U.S Music Industry, filed the first lawsuits against individuals who were suspected of illegally downloading music. By October 2008, RIAA had filed 30,000 lawsuits against individual downloaders. (As of February 2012, most of the 30,000 cases settled out of court for between $3,000 and $5,000, two cases have been tried. Jamie Thomas received a judgment for $1.5m for distributing 24 songs and Joel Tenenbaum received a judgment for $675,000 for downloading and distributing 31 songs.)

Even with 30,000 lawsuits filed and millions of dollars collected, P2P traffic had still grown worldwide to represent more than 40% of all consumer Internet traffic in 2008. Then in December 2008, the RIAA announced that it would stop suing individual infringers.

The P2P Landscape

The P2P landscape has several distinct areas: protocols, networks, access tools, software businesses, open source developers, indexing and search sites and dark businesses.

The most popular access tool is BitTorrent in the U.S. (uTorrent, Vuze, Frostwire).

We believe the reason P2P is such a persistent and a prominent feature of the Internet is that it requires only a relatively small number of individual, voluntary users anywhere in the world for its existence. It requires no financing or fixed infrastructure to exist. The protocols are open specifications that any computer programmer can obtain and read to develop software for interacting with the different P2P networks. There are free access tools available for all networks. The networks are simply a collection of users who have downloaded and installed one of the many free access tools. There are operating companies like BitTorrent, Inc. that market and sell the BitTorrent software.

A user downloads BitTorrent software or any number of other free BitTorrent clients, installs it on his computer, and searches for content on Google. The user simply types any artists’ name or the name of any movie or software followed by the word “torrent” into Google. For instance after entering “Adele Torrent” into Google, millions of web pages offering her music for free will be listed. The user selects the version they want from the web page link.

Once a file has been requested and starts to download, the downloading computer also starts to upload pieces of the file to the network. In the P2P world, essentially, everyone is an uploader. On BitTorrent, once the ‘downloader” has obtained enough of the file, the computer becomes an uploader.

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Then, the BitTorrent website explains what happens next, including the encouragement to assist in distributing content:

“When BitTorrent finishes downloading a file, the bar becomes solid green and the newly downloaded file becomes a new “seed”--a complete version of the file…It will continue to seed the file to other interested users until you tell it not to by pausing it or removing the torrent from your queue. The more clients that seed the file, the easier it is for everyone to download it. So, if you can, please continue to seed the file for others by keeping it in your queue for a while at least.”

Additionally, BitTorrent Private host/tracker sites such as Demonoid operate like public ones except that they restrict access to registered users and keep track of the amount of data each user uploads and downloads, in an attempt to reduce leeching.

BitTorrent search engines allow the discovery of torrent files that are hosted and tracked on other sites; examples include Kick Ass Torrents, Torrentz, The Pirate Bay, Eztorrent and isoHunt. These sites allow the user to ask for content meeting specific criteria (such as containing a given word or phrase) and retrieve a list of links to torrent files matching those criteria.

In 2008, it was revealed that just one BitTorrent hosting/tracker site was making $4 million a year on advertising. The USC-Annenberg Innovation Lab released a study in January 2012 that found many Internet ad networks profiting from piracy with Google #2 in the list

We believe P2P continues for several reasons:

●	It does not require any central organization that can be threatened or stopped;
●	What centralization does exist can be located in offshore domiciles that do not respect international intellectual property;
●	In the U.S., ISPs cannot monitor (and hence interrupt) specific portions of their customers’ traffic without a warrant;
●	In the U.S., ISPs have no liability for failing to suspend or terminate subscribers who are repeatedly distributing copyrighted content unless the copyright owner has sent them notice of repeated infringement; and
●	Until we developed our software, there had been no scalable technology capable of identifying repeat infringers, recording infringements and sending notices of repeated infringement.

While this extraordinary proliferation of the use of the Internet has facilitated the ease of illegally sharing all digitized content, the exchange of music files via peer-to-peer sharing sites vastly exceeds all other areas of the entertainment consumption on a per-unit basis. Accordingly, we believe an expectation has been interwoven into the current generation of Internet users, which content is and should be free.

Industry Losses Due To Piracy

The US home video industry generated approximately $18B in sales in 2012, down from $25B in 2006. This includes Netflix, Amazon, BluRay, DVD, PPV and VOD. Recorded music sales were $7B in 2012 down from $12B in 2000, including streaming revenues as well as iTunes and CDs. According to the US Bureau of Labor Statistics, people marking their occupation as musician made 45% less income in 2012 than they did in 2002.

Our Service & How it Works

We have developed a technology that we sell as a service to copyright owners to collect settlement payments from consumers who have illegally downloaded copyrighted content. We are selling our services into the untapped market for monetizing billions of copyright violations worldwide.

Our technology system monitors the global Peer-to-Peer (P2P) file sharing networks and sends via email to ISP’s notifications of copyright infringement by the ISPs’ customers with date, time, copyright title and other specific technology identifiers. Each notice also includes a settlement offer. We pay the copyright owner a percentage of these settlements. By accepting our settlement offers, infringers avoid potential legal action by the copyright holders. Our service provides ISPs a no-cost compliance tool for reducing repeat infringement on their network.

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Under our business model, the copyright owner signs a simple agreement authorizing us to monitor the P2P networks and collect settlement payments on its behalf. With respect to music, every mp3 file that is downloaded has at least two copyrights, a sound recording copyright and a publishing copyright. The publishing copyright is the right to use the song and is separate from the sound recording copyright which includes the right to place the song in a movie, re-record the song, or print the lyrics and melody on sheet music. Under U.S. copyright law, each copyright owner has the exclusive right to copy and distribute their respective copyrights. If someone uses “file sharing” software to “share” a specific song, they are violating the copyright owner’s exclusive right of copying and distribution, and they have incurred a potential civil liability.

Our technology monitors the Internet all of the time looking for infringements. When it detects an infringement, we receive the following data:

●	Date and Time of infringement;
●	Filename;
●	ISP Name;
●	IP Address; and
●	Additional information related to our trade secrets.

We send this data to the ISP in an automated computer format. The ISP is expected to send our communication to their subscriber. This notice is sent to the customer by its ISP, so it is clearly not “spam”.

We have written, designed and we own the technology for:

●	listening to the P2P networks and finding infringements;
●	sending the DMCA notices; and
●	receiving payments.

The user who receives the notice reads that they could be liable for $150,000 in damages, but if they click on the link supplied, they can enter a credit card and they can will settle the matter between them and the copyright owner for $20 per music infringement. Repeat infringers are put on a list sent weekly to ISPs demanding that their service be terminated pursuant to 17 USC 512 (i). Once the user makes the settlement payment, they are removed from the list. If subscribers have had their service terminated, and have since settled their open infringement cases with us, their ISP is notified immediately so service can be restored.

Once we receive the settlement amount, we split the payment half/half with the copyright owner, less certain costs. Most infringers receive and settle multiple infringement notices.

Our current technology can send tens of millions of notices per month. We can quickly scale this system to send hundreds of millions notices per month.

We provide a free compliance solution to ISPs to reduce their third-party liability for repeat copyright infringements occurring on their network. Every U.S. ISP has a Rightscorp web page “dashboard” that they can log into and in real-time see each subscriber account that is infringing copyright by copyright. The dashboard also displays the history of the repeat infringers on their network and gives them immediate feedback on those that have settled their cases with the copyright holder.

We provide a free solution to every copyright holder. Every copyright holder who has retained us has a Rightscorp web page “dashboard” that they can log into and in real-time see each ISP subscriber account that is infringing copyright by copyright. The dashboard also displays the history of the repeat infringers on each ISP’s network and gives them immediate feedback on infringers who have settled their cases with the copyright holder and those that continue to infringe after their ISP having received notice.

Similar to an anti-virus software company, where new virus appear and an anti-virus software has to investigate the new virus and update their software to address the new virus, we must update our software when new peer-to-peer technologies appear. For example, when we launched in 2011, Limewire also known as Gnutella was the dominant peer-to-peer platform for music piracy. In less than twelve months the dominant platform for music piracy shifted to BitTorrent. As a result, to maintain the efficacy of our software, we were required to write new software. We will seek to stay abreast of similar future changes. We cannot be certain of the cost and time that will be required to adapt to new peer-to-peer technologies.

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Product Roadmap

Our “next generation” technology is called Scalable Copyright™. Its implementation will require the agreement of the ISP’s. We have had discussions with multiple ISPs about implementing Scalable Copyright, and intend to intensify those efforts. In the Scalable Copyright system, subscribers receive each notice directly in their browser. Single notices can be read and bypassed similar to the way a software license agreement works. Once the internet account receives a certain number of notices over a certain time period, the screen cannot be bypassed until the settlement payment is received. ISPs have the technology to display our notices in subscribers’ browsers in this manner. We provide the data at no charge to the ISPs. With Scalable Copyright, ISPs will be able to greatly reduce their third-party liability and the music and home video industries will be able to return to growth along with the internet advertising and broadband subscriber industries.

We estimate that we will need approximately $100,000 to $150,000 in additional financing for software development and business development costs to complete the launch of Scalable Copyright™. We expect that these funds will come from the $2 million Financing transaction we have entered into with Hartford (see page 2 of this report). We expect an ISP will be using Scalable Copyright in the first half of 2014.

Sales and Marketing

Our sales process involves seeking to acquire more rights to monitor and collect settlements for infringements on specific copyrights. As we acquire more rights and incorporate them into our system, our revenues increase. For example, there are 26 million songs on Apple iTunes, all of which are rights that can potentially generate revenue for our company. We are approaching copyright holders in the music publishing, recorded music, motion picture, television, eBook publishing, video game, software and mobile application industries. We have the greatest penetration within the music publishing space where we are in significant discussions with the majority of major copyright holders.

We are penetrating the music, motion picture, and software industry through our extensive personal contacts, referral partners and industry conferences. Christopher Sabec, our CEO has been a successful entertainment executive and artist manager. In the music space, we attend conferences such as MIDEM, Musexpo, and the National Music Publishing Association’s Annual Meeting where we have an opportunity to meet with industry decision makers. For 2013 and 2014, we have identified the top 100 key decision makers and gatekeepers in the music publishing, recorded music, motion picture, eBook publishing industries. We reach out to these decision makers directly or through referral partners who make introductions. In some cases these referral partners may receive some compensation.

We have briefed key gatekeepers in the music and motion picture industry and have a process for keeping them up-to-date on our developments. We are in discussions with multiple industry-wide trade groups in the music and eBook space. Our goal is to get industry-wide adoption through these trade groups.

We believe our value proposition is unique and attractive -- rather than asking copyright holders to pay us, we pay copyright holders. The decision-maker is faced with a large amount of conflicting information surrounding the topic of peer-to-peer piracy. Our sales cycle is about communicating the following information to the decision-makers within a rights holding organization:

●	U.S. ISPs have a safe harbor that is conditional on terminating repeat copyright infringers.

●	Rightscorp has the technology to identify these repeat infringers.

●	ISPs either need to work with copyright holders to reduce repeat infringers identified by Rightscorp or face significant liability.

●	Without real sanctions, subscribers will largely ignore notices and continue to violate copyright law.

●	Graduated-response style interdiction is too costly to scale to any significant portion of total infringements and yields little or no results.

●	Due to the structure of the Internet, copyright cannot be enforced without participation of the ISPs.

●	ISPs have no incentive to participate in any meaningful way without copyright holders sending them notices.

●	The cost to send a meaningful amount of notices is prohibitive without our system.

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●	Rightscorp, Inc. pays copyright holders while educating infringers that peer-to-peer file-sharing of their products is a violation of U.S. Federal law.

●	Our system provides due process through warnings with escalating sanctions that can resolve large numbers of copyright violations.

●

Peer-to-peer networks do not require search engines. A small percentage of requests for content originate from Google or Bing searches. We believe that attempts to get search engines to block links and sites will have no effect on piracy.

Growth Strategy

We have several “touch points” in our revenue model where we are seeking to grow revenues.

1.	By adding more copyrights we seek to detect infringements of, which increases the number of notices we send;

2.	By increasing the number of ISPs who acknowledge our notices;

3.	By increasing the number of notices that each ISP confirms and forwards;

4.	By compelling the ISP to improve “throughput” processes. This may involve ISPs calling subscribers. Our goal is to get ISPs to deploy “re-direct” screens similar to the screen a hotel guest sees when he first uses the Internet in a hotel room. A repeat infringer would be redirected to the Rightscorp payment page and would be unable to browse the Internet until they have settled;

5.	By increasing response rates (the number of subscribers who have received notices and agree to settle.) We may seek to do this through public relations, through examples in the press of infringers who were sued by copyright owners, by improving the educational and motivational aspects of the notice, web site and payment process and by having ISP’s terminate repeat infringers until they settle;

6.	By sending non-compliant ISPs weekly termination demands to terminate service to non-responding repeat infringers pursuant to 17 USC 512 (i); and

7.	By giving copyright holders who wish to litigate the highest quality litigation support data that includes the history of the subscriber’s ISP being sent notices while they continue to violate copyright law.

We believe that if we are successful in our combined use of these strategies our revenues and margins could potentially increase exponentially.

Intellectual Property

We have 5 patents pending for our proprietary system of detecting and seeking settlement payments for repeat copyright infringers. The patent applications were filed between May 9, 2011 and August 24, 2012 and they are in process as detailed below. Patent applications 13/437,756 and 13/485,178 contain the methods for identifying repeat infringers which we believe will create a significant barrier to entry for anyone attempting to market a scalable copyright monetization system in the peer-to-peer space. Patent application 13/103,795 includes using peer-to-peer infringement data to sell legitimate product to infringers. Comcast announced they may do this in August 2013.

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Ctry	Status	Application Number	Filing Date	Title	Action Status
US	Pending	13/103,795	May 9, 2011	System and Method for Determining Copyright Infringement and Collecting Royalties Therefor	In Appeals

US	Pending	61/871,411	August 29, 2013	Cyberlocker Enforcement System and Method

US	Pending	61/774,107	March 7, 2013	Print Anti-Piracy Campaign	Assignment unfiled

US	Published	13/437,756	April 2, 2012	System to Identify Multiple Copyright Infringements	NFOR (Restr/Elect) mailed 3-Jul-13

US	Published	13/485,178	May 31, 2012	System to Identify Multiple Copyright Infringements and Collecting Royalties	NFOA mailed 17-Jun-13

WO	Published	PCT/US12/31894	April 2, 2012	System to Identify Multiple Copyright Infringements	30-Mo National Phase Stat 1-Oct-13

WO	Published	US12/40234	May 31, 2012	System to Identify Multiple Copyright Infringements and Collecting Royalties	30-Mo National Phase Stat 30-Nov-13

US	Published	13/594,596	August 24, 2012	System to Identify Multiple Copyright Infringements	Reply to NFOA mailed 5-Mar-13
filed 5-Aug-13

WO	Published	US12/52325	August 24, 2012	System to Identify Mutliple Copyright Infringements	30-Mo National Phase Stat 24-Feb-14

We plan to register trademarks for Rightscorp™ and Scalable Copyright™.

Our software is copyrighted and contains trade secrets.

Competition

We potentially compete with companies in the copyright monetization space.

The copyright monetization space is comprised of companies focused on new digital technologies, as well as existing established copyright monetization companies and societies. Examples of other pure-play digital copyright monetization companies are Soundexchange and TuneSat.

TuneSat monitors hundreds of TV channels and millions of websites around the world, helping copyright holders collect millions of dollars that would otherwise have been lost. They are not focused on the peer-to-peer space.

Soundexchange helps artists and copyright holders get compensated when their work is broadcast by non-interactive digital radio. Soundexchange has collected in excess of $1.5B annually.\

Companies in the multi-billion dollar legacy copyright monetization space include ASCAP, BMI, SESAC and the Harry Fox Agency.

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There are several companies in the anti-piracy space. Most of these companies specialize in litigation support. It would be a conflict of interest for them to be in the litigation support and settlement business. MarkMonitor (formerly DtecNet) currently provide the data to the RIAA that the RIAA uses for monitoring P2P activity on a fee for service business model. Irdeto also provides litigation support on a fee for service business model.

Other competitors use aggressive litigation that drives settlement through threats of costly lawsuits, which we believe is not a scalable model. Our only direct competitor, Copyright Enforcement Group, has started sending expensive but automated settlement notices in January 2012. Rightscorp is the only company we are aware of that uses proprietary technology to detect repeat infringers and therefore we believe is the only company to have legal leverage with ISPs, compelling the ISP to deliver settlement notices by leveraging the DMCA. At this time we believe that Copyright Enforcement Group’s close ties with the pornography industry reduce their competitive threat to Rightscorp, Inc. Rightscorp does not send notices related to pornographic content.

We are seeking to build and maintain our competitive advantage in three ways.

●	First, we build and maintain competitive advantage by being first to market in the U.S. and by aggressively closing contracts to represent copyrighted intellectual property;

●	Second, we will maintain our advantage by building on our relationships with the ISPs. We will attend and speak at strategic trade shows to develop greater awareness of the ISP’s liability and our no-cost solution to help them mitigate that liability. We will educate industry analysts who follow the ISPs that are public companies as to the significant liability that ISPs have; and

●	Third, we have filed five full and provisional patents;

●	Fourth, by developing a reputation of being a quality solution provider with copyright holders, developers of copyrighted intellectual property and ISPs we will develop and maintain a leadership position as a leading service provider.

Additionally, we utilize legal counsel to gently remind the ISPs that the millions of notices we are sending all individually represent $150,000 liabilities to them if they do not forward them and that we have existing contracts with the copyright owners.

Certain other companies that may potentially compete with us, such as MarkMonitor and Irdeto (which provide certain “brand protection” and similar services) have greater financial resources and longer operating histories than us. It is possible that they may develop and offer services more directly competitive to ours, by developing and offering new methods of copyright monetization or anti-piracy technology that could take market share from us.

Employees

As of the date of the filing of this report, we have seven employees, all of whom are full time.

Research and Development

We did not spend any funds on research and development during the year ended December 31, 2012 and the period from January 20, 2011 (date of inception) to December 31, 2011.

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Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations.

The following discussion and analysis of the results of operations and financial condition of Rightscorp, Inc. for the fiscal year ended December 31, 2012 and the period January 20, 2011(inception) to December 31, 2011, and for the six months ended June 30, 2013 and 2012, should be read in conjunction with the financial statements of Rightscorp, Inc., and the notes to those financial statements that are included elsewhere in this Form 8-K. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as Rightscorp Delaware’s plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors and Business sections in this 8-K. Words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

Critical Accounting Policies and Estimates

Basis of Presentation

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. The financial statements as of December 31, 2012 and for June 30, 2013, reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company does not currently have any instruments requiring fair value accounting disclosures. The Company’s financial instruments comprise the note payable, in which the carrying value approximates fair value due to their current maturities.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly- liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Revenue Recognition

The Company generates revenue from the sale of a service to copyright owners under which copyright owners retain the Company to identify and collecting settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the ISP’s subscriber pays the fee

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

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Results of Operations

Year Ended December 31, 2012 Compared To Period from January 20, 2011 (Inception) to December 31, 2011

Revenues. We generated revenues of $96,565 during the year ended December 31, 2012, an increase of $92,022 as compared to $4,543 for the period from January 20, 2011 (inception) to December 31, 2011. This increase in revenue was driven by an increase in the number of copyrights for which we are party to contracts to detect infringements of, from zero at inception in 2011 to approximately 1,500 on December 31, 2011 and then to approximately 12,000 on December 31, 2012.

Operating Expenses. We incurred operating expenses of $1,171,722 during the year ended December 31, 2012, an increase of $168,609, as compared to $1,003,113 for the period from January 20, 2011 (inception) to December 31, 2011. We pay copyright holders a percentage of the revenue we collect. This increase was due to increased fees paid to copyright holders in 2012. General and administrative expenses were $1,028,438 for the period ended December 31, 2012, an increase of $140,659 over the period from January 20, 2011 (inception) to December 31, 2011, due to increased patent costs and travel and other expenses related to securing financing. Sales and marketing costs were $69,614 for the period ended December 31, 2012, compared to $95,288 for period from January 20, 2011 (inception) to December 31, 2011, a decrease of $25,674 due to less monies paid to contractors for providing assistance in securing contracts with copyright holders. Depreciation and amortization expenses were $24,647 during the year ended December 31, 2012, an increase of $6,137, as compared to $18,510 for the year ended December 31, 2011.

Other Expense. Other expense totaled $124,166 during the year ended December 31, 2012, compared to $0 for the year ended December 31, 2011 due to interest owed on convertible notes used to finance our operations.

As a result of the foregoing, during the year ended December 31, 2012, we recorded a net loss of $1,199,323 compared to $998,570 for period from January 20, 2011 (inception) to December 31, 2011.

Six Months Ended June 30, 2013 Compared To Six Months Ended June 30, 2012

Revenues. We generated revenues of $101,926 during the six months ended June 30, 2013, an increase of $81,223 as compared to $20,703 for the six months ended June 30, 2012. This increase in revenue was driven by an increase in the number of copyrights for which we have contracts to detect infringements of, from approximately 12,000 on December 31, 2012 to approximately 20,000 on June 30, 2013.

Operating Expenses. We incurred operating expenses of $757,084 during the six months ended June 30, 2013, an increase of $319,475, as compared to $437,609 for the six months ended June 30, 2012. We pay copyright holders a percentage of the revenue we collect. This increase was due to increased fees paid to copyright holders in the period. General and administrative expenses were $647,861 for the period ended June 30, 2013, compared to $380,390 for the six months ended June 30, 2012, an increase of $267,471 due to increased patent costs and travel and other expenses related to securing financing. Sales and marketing costs were $42,718 for the period ended June 30, 2013 compared to $36,129 for the six months ended June 30, 2012, an increase of $6,589 due to increased presence at industry conferences to meet potential clients. Depreciation and amortization expenses were $15,542 during the six months ended June 30, 2013, an increase of $4,804, as compared to $10,738 for the six months ended June 30, 2012.

Other Expense. Other expense totaled $140,137 during the six months ended June 30, 2013, an increase of $118,932 from the six months ended June 30, 2012,due to interest owed on convertible notes used to finance our operations.

As a result of the foregoing, during the six months ended June 30, 2013, we recorded a net loss of $795,295 compared to $438,111 for the six months ended June 30, 2012.

Liquidity and Capital Resources

Overview

As of October 17, 2013 the Company had cash and equivalents of $258,584, which we estimate will be sufficient to sustain our operations for five months. We expect that it will take approximately $1,000,000 to operate the Company over the next 12 months. We anticipate that the $750,000 in needed capital will come from the $2.0 million financing transaction entered into with Hartford Equity Inc. (see page 2 of this report).

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Our current cash requirements are significant based upon our plan to develop our intellectual property and grow our business. Beyond the Financing transaction entered into with Hartford Equity Inc., we may in the future use debt and equity financing to fund operations, as we look to expand and fund development of our products and services and changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional financing sooner than anticipated. There are no assurances that we will be able to raise such required working capital on terms favorable, or that such working capital will be available on any terms when needed. The terms of such working capital may result in substantial dilution to existing shareholders. Any failure to secure additional financing may force the Company to modify its business plan. In addition, we cannot be assured of profitability in the future.

Year Ended December 31, 2012 Compared To Year Ended December 31, 2011

The Company had cash and equivalents of $10,049 and $0 at December 31, 2012 and December 31, 2011, respectively.

Operating Activities

During the year ended December 31, 2012, we used $628,886 of cash in operating activities. Non-cash adjustments include $24,647 related to the depreciation and amortization, $33,784 for common stock issued for service, $103,060 for warrants issued for service, $97,725 related to amortization of discount on convertible debt, and net changes in operating assets and liabilities of $311,221.

During the period from January 20, 2011 (inception) to December 31, 2011, we used $693,883 of cash in operating activities. Non-cash adjustments include $18,510 related to the depreciation and amortization, $935 common stock issued to founders, $43,750 common stock issued for service, $72,420 warrants issued for service, and net changes in operating assets and liabilities of $169,072.

Investing Activities

During the year ended December 31, 2012, we acquired equipment in the aggregate amount of $31,516 related to office operations. During the period from January 20, 2011 (inception) to December 31, 2011, we acquired equipment in the aggregate amount of $6,692 related to office operations.

Financing Activities

We received $670,451 in cash from financing activities during the year ended December 31, 2012. During the year ended December 31, 2012, we received $720,526 in proceeds from convertible notes and $80,000 in proceeds from sale of preferred stock, partially offset by repayments of $129,805 in various obligations. We received $700,575 in cash from financing activities during the period from January 20, 2011 (inception) to December 31, 2011. During the period from January 20, 2011 (inception) to December 31, 2011, we received $755,000 in proceeds from the sale of preferred stock, partially offset by repayments of $54,425 in various obligations. As of December 31, 2012, we had an accumulated deficit of $2,197,893.

Six Months Ended June 30, 2013 Compared To Six Months Ended June 30, 2012

The Company had cash and equivalents of $173,460 and $0 at June 30, 2013 and June 30, 2012, respectively.

Operating Activities

During the six months ended June 30, 2013, we used $302,870 of cash in operating activities. Non-cash adjustments included $15,542 related to the depreciation and amortization, $54,054 for common stock issued for service, $72,029 for warrants issued for service, $104,142 related to amortization of discount on convertible debt, and net changes in operating assets and liabilities of $246,658.

During the six months ended June 30, 2012, we used $240,063 of cash in operating activities. Non-cash adjustments included $10,738 related to the depreciation and amortization, $20,949 warrants issued for service, $16,603 related to amortization of discount on convertible debt, and net changes in operating assets and liabilities of $149,758.

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Investing Activities

During the six months ended June 30, 2013, we acquired equipment in the aggregate amount of $8,699 related to office operations. During the six months ended June 30, 2012, we acquired equipment in the aggregate amount of $13,195 related to office operations.

Financing Activities

Financing activities provided $474,980 to us during the six months ended June 30, 2013. We received $274,980 in net proceeds from convertible notes, and $200,000 in proceeds from related party debts. Financing activities provided $253,258 during the six months ended June 30, 2012. We received $195,000 in proceeds from convertible notes $80,000 from the sale of preferred stock, and repaid $26,677 in related party debts, and carried a bank overdraft of $4,935 as well. As of June 30, 2013, we had an accumulated deficit of $2,993,188.

Off Balance Sheet Arrangements

Rightscorp Delaware does not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Item 3. Properties.

We are headquartered in Santa Monica, CA, and maintain a 1,500 sq. ft. office in Los Angeles, CA. We lease our facilities month-to-month basis at a fixed rate of $2,600 per month.

Item 4. Security Ownership of Certain Beneficial Owner and Management.

The following table sets forth certain information, as of October 25, 2013 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, to our knowledge each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.

Named executive officers and directors:	Number of Shares Beneficially Owned		Percentage of Class Beneficially Owned*
Christopher Sabec	10,875,000	(1)	15.8%
Robert Steele	10,875,000		15.8%
Brett Johnson	362,500	(2)	(3)%
All directors and executive officers as a group (3 persons)	22,112,500		32.2%

_____________________

*	The percentage of class beneficially owned is based on 68,797,102 shares of common stock issued and outstanding as of October 25, 2013. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(1)	Represents shares held by Christopher Sabec Revocable Trust dated February 17, 2011.

(2)	Represents 72,500 shares issuable upon exercise of warrants and 290,000 shares owned by BMJ Enterprises, which is owned by Mr. Johnson.

(3)	Less than 1%.

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Item 5. Directors and Executive Officers.

Below are the names and certain information regarding the Company’s executive officers and directors following the Reverse Acquisition.

Name	Age	Position
Christopher Sabec	48	Chief Executive Officer, President and Chairman
Robert Steele	47	Chief Financial Officer, Chief Operating Officer, Chief Technology Officer, Director
Brett Johnson	43	Director

Christopher Sabec

Mr. Sabec is a co-founder of Rightscorp Delaware and has served as its Chief Executive Officer since January 2011. Mr. Sabec was previously CEO of the Jerry Garcia Estate LLC from 2002 to 2006. In addition, he managed multi-platinum Hanson, helped launch Dave Matthews Band and licensed major label catalogues for online distribution. Mr. Sabec’s experience as Rightscorp Delaware’s founder and chief executive officer qualifies him to serve on the Company’s board of directors. Mr. Sabec is an experienced entertainment industry executive, entrepreneur and attorney with more than 25 years of business management experience, 21 years of global entertainment industry experience, and 15 years digital media experience. He is well established in the domestic and international entertainment communities, having traveled and conducted business in 30 countries on 5 continents. He has over 25 years P&L responsibility.

From 2002 to 2006, he was the Chief Executive Officer & Manager of Jerry Garcia Estate LLC., San Rafael, CA. He managed the intellectual property assets of the late Grateful Dead guitarist including music, art, and image. He was fully responsible for creating company vision, strategic planning, budgeting, and human resources. Mr. Sabec built and managed a team that increased revenues for the company by more than 600% over a two-year period. He developed an online and digital presence for the brand with jerrygarcia.com, which featured an online store selling music, art, and merchandise directly to consumers resulting in much greater revenues over traditional retail sales. He was responsible for the LLC’s negotiation and implementation of multi-million dollar licensing agreements with Warner Bros. Records, Orian Rugs, and the Clos du Bois Winery, a division of Jim Beam Brands. He oversaw and built upon the LLC’s licensing partnerships with Mulberry Neckwear and Unilever’s Ben & Jerry’s Ice Cream. He launched the J. Garcia art program including limited edition lithographic series and a nationwide gallery tour. He co-published an acclaimed coffee table book published by Palace Press and Insight Editions.

From 1994 to 2002, he was the Chief Executive Officer & Founder of Triune Music Group, Ltd., Los Angeles, CA. At Triune, he was the manager responsible for discovering the recording group Hanson. He developed the Hanson brothers into a musically credible band and a commercially viable brand. In 1997, he signed the act to Mercury Records, a division of Universal Music. He sourced, negotiated, and closed major agreements throughout the world including recording, publishing, licensing, merchandising, talent agency, touring, film, television, home video, literary, and internet agreements. He initiated a focused, creative marketing campaign for artistic image development and worldwide brand management. Under his management, Hanson earned a No. 1 single in the U.S. and 26 other countries, was nominated for three Grammy Awards, and sold over 15 million records and videos worldwide. He launched hansonline.com, the 20th most visited site on the Internet in 1998, averaging over 30 million hits per month. He launched hanson.net, a second, subscription-only website where fans could access premium content and other incentives. He managed the routing, booking, and execution of 2 world tours in North and South America, Europe, Asia, and Australia. He was a co-producer of a critically acclaimed music video with Gus Van Sant (Good Will Hunting) & an ABC network special with Dick Clark Productions. He was executive producer of a DirecTV television special and negotiated literary agreement with Virgin Publishing and Billboard Books for an international bestseller.

From 1992 to 1996 he was a Law Associate at McGuire Woods, LLP in Richmond, VA where he represented the singer/songwriter Dave Matthews.

Mr. Sabec has lectured at Stanford University and UC-Berkeley Law Schools. Mr. Sabec has participated in 7 South by Southwest Music Conferences, 7 MIDEM Publishing Conferences, 3 Sundance Film Festivals, and 2 Cannes Film Festivals. In 1992, he received a Juris Doctor (cum laude) from University of Georgia School of Law and in 1988, received a Bachelor of Science in Foreign Service from Georgetown University School of Foreign Service. Mr. Sabec is a member of the California Bar Association.

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Robert Steele

Mr. Steele is a co-founder of Rightscorp Delaware and has served as its Chief Financial Officer, Chief Operating Officer and Chief Technology Officer since January 2011. Mr. Steele has more than twenty years experience as a technology entrepreneur. He designed and managed the development of our technology. He has seven years experience as the CEO of two technology companies in the mobile and digital imaging space. From March 2007 to December 2010, Mr. Steele was President and CEO of Steele Consulting where he provided consulting services to various public and private companies in the media, entertainment, business process outsourcing and green technology space.

From January 2003 to March 2007, he was the Chief Executive Officer, President, and Chairman of the Board of Directors of Quintek Technologies, Inc. a publicly traded company providing Business Process Outsourcing services to Fortune 500 companies. While at Quintek, Mr. Steele grew the company’s revenues by more than 600% and supervised a two-year contract with GMAC to process 35 million pages of loan documents. Prior to joining Quintek, in 1999, Mr. Steele founded iBrite, a mobile information software company in Reston, Virginia, and from May 1999 through June 2001 served as its Chief Executive Officer. The company established contractual partnerships with AOL and Global Knowledge to provide technology for delivering sophisticated content to mobile devices. From 1988 through 1998, Mr. Steele served as Corporate Vice President & Chief Technology Officer for CADD Microsystems, Inc. (CMI), currently the leading provider of Autodesk Computer Aided Design software, consulting, training, and integration services in the Washington, DC metropolitan area. During his time at CMI, Mr. Steele sold and supervised significant systems integration contracts with clients such as Lucent Technologies, Long Airdox Mining (Division of the Fortune 500 Berkshire Hathaway), ABB, GSA (General Services Administration), FAA (Federal Aviation Administration), FBI, and NRO (National Reconnaissance Office). Mr. Steele received a Bachelor of Science in Electronic and Computer Engineering from George Mason University in 1988. Mr. Steele’s experience as our co-founder, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer qualifies him to serve on the Company’s board of directors.

Brett Johnson

Brett Johnson was elected Director in February 2013. Since 2005, Mr. Johnson has been the CEO of Benevolent Capital Partners and Advisors, a private equity and consulting company with investments in real estate, manufacturing and consumer brands, including Octagon Partners, Enzymatics, TerraCycle, and ClearPlex.

From 2010 to August 2012, Mr. Johnson was the CEO and President of Forward Industries (NASDAQ: FORD). Forward Industries designs, sources, markets and distributes accessories for the handheld consumer electronic product industry, including smartphones, tablets, notebook computers and medical monitoring and diagnostic equipment.

From 2001 to 2004, Mr. Johnson was the president of Targus, the leading global provider of mobile computing solutions with sales of $545 million. From 1998 to 2009, Mr. Johnson served as an executive director on Targus Group International’s (Targus) board of directors. With offices in 36 geographies and sales in 145 countries, Targus designs and markets a broad range of notebook carrying cases and accessories for mobile computing consumers. Prior to his promotion to president of Targus, Mr. Johnson served as managing director of Targus EMEA (Europe, Middle East and Africa) and Asia-Pacific from 1997 to 2001 and resided in London, UK.

Mr. Johnson is a member of the Board of Directors of Blyth Inc. (NYSE: BTH). Blyth is a $1 billion direct to consumer sales company and leading designer and marketer of accessories for the home and health & wellness products. Mr. Johnson is a member of the Young Presidents Organization (YPO) and earned a bachelor’s degree from Brown University and an Executive Masters of Business Administration (EMBA) from Pepperdine University. Mr. Johnson is a member of the Board of Trustees for Choate Rosemary Hall and is a Senior Fellow in Entrepreneurship and a member of the Board of Visitors for the Graziadio School of Business at Pepperdine University. Mr. Johnson resides in Venice, California, with his wife, Adrienne, and their daughter, Amelie. Mr. Johnson’s business executive experience qualifies him to serve on the Company’s board of directors.

Board Leadership Structure and Role in Risk Oversight

Mr. Sabec serves as Chairman and Chief Executive Officer. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

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Board Committees

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Section 16(A) Beneficial Ownership Reporting Compliance

Because the Company does not have a class of equity securities registered pursuant to Section 12 of the Exchange Act, the Company is not subject to Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge of our business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Rightscorp, Inc. 3100 Donald Douglas Loop North, Santa Monica, CA 90405.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Item 6. Executive Compensation

SUMMARY COMPENSATION TABLE

During its last two fiscal years, Stevia did not pay any compensation to its officers or directors.

The following table sets forth all compensation paid in respect of Rightscorp Delaware’s principal executive officer and principal financial officer for the year ended December 31, 2012 and the period from January 30, 2011 (date of inception) to December 31, 2011. No other officer of Rightscorp Delaware received compensation in excess of $100,000 for either of Rightscorp Delaware’s last two completed fiscal years.

Name & Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher Sabec	2012	135,668	-	-	-	-	-	-	135,668
Chief Executive Officer	2011	127,500	-	-	-	-	-	-	127,500

Robert Steele	2012	110,713	-	-	-	-	-	-	110,713
Chief Financial Officer	2011	124,858	-	-	-	-	-	-	124,858

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Employment Agreements

We are not party to any employment agreements.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. We currently have no employment agreements nor any compensatory plans or arrangements with any of our executive officers that may result from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Outstanding Equity Awards at Fiscal Year-End

Stevia had no outstanding equity awards as of September 30, 2012.

Rightscorp Delaware had no outstanding equity awards as of December 31, 2012.

Director Compensation

No director of Stevia or Rightscorp Delaware received any compensation for services as director for Stevia or Rightscorp Delaware’s last fiscal year, respectively.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

Pursuant to the Merger Agreement, on the Closing Date, the Company issued an aggregate of 22,040,000 shares of common stock to our officers and directors (or affiliates thereof), including 10,875,000 shares to Christopher Sabec our Chief Executive Officer and Chairman, 10,875,000 shares to Robert Steele our Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and Director, and 290,000 to BMJ Enterprises, which is owned by Brett Johnson, our Director, in exchange for the cancellation of their shares of common stock of Rightscorp Delaware.

Rightscorp Delaware issued to Brett Johnson, a director, five-year warrants to purchase 25,000 shares of common stock on February 4, 2013, with an exercise price of $0.25, exercisable on a cashless basis, for services as director.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. None of the new directors and executive officers were directors or executive officers of the Company prior to the closing of the Reverse Acquisition, nor did any hold any position with the Company prior to the closing of the Reverse Acquisition, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

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Director Independence

Brett Johnson is an independent director. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

Item 8. Legal Proceedings.

We are not party to any legal proceedings.

Item 9. Market Price of and Dividends on Common Equity and Related Stockholder Matters.

The Company’s common stock is quoted on the OTCBB under the symbol “RIHT.” There has been minimal reported trading to date in the Company’s common stock. The following table sets forth, for the periods indicated, the range of high and low intraday closing bid information per share of our common stock.

	High	Low
Quarter ended 09/30/2013	$2.25	$0.75
Quarter ended 12/31/2013 (as of October 25, 2013)	$0.95	$0.58

The above prices are believed to reflect representative inter-dealer quotations, without retail markup, markdown or other fees or commissions, and may not represent actual transactions.

As of October 25, 2013, there were approximately 68 holders of record of the Company’s common stock.

As of October 25, 2013: (i) 8,095,336 shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock; (ii) 0 shares of common stock can be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, and (iii) 0 shares of common stock are being, or has been publicly proposed to be, publicly offered by the Company.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

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Item 10. Recent Sales of Unregistered Securities.

See Item 1.01.

Common Stock

On January 21, 2011, Rightscorp Delaware issued an aggregate of 9,350,000 shares of common stock, including 3,750,000 shares to Christopher Sabec in exchange for the contribution of certain assets and services, 3,750,000 shares to Robert Steele in exchange for the contribution of certain assets and services, 1,200,000 shares to an additional employee in exchange for the contribution of certain assets and services, and 650,000 shares to attorneys and consultants for services.

On May 20, 2011, Rightscorp Delaware issued 175,000 shares of common stock to investment bankers for services.

Between October 2, 2012 and September 17, 2013, Rightscorp Delaware issued 432,432 shares of common stock to consultants for services.

On October 2, 2013, Rightscorp Delaware issued 2,459,498 shares of common stock to note holders in exchange for the cancellation of promissory notes.

Preferred Stock

Between March 8, 2011 and October 7, 2011, Rightscorp Delaware issued 3,020,000 shares of Series A Preferred Stock to accredited investors for an aggregate purchase price of $755,000. The shares were converted to common stock prior to the closing of the Reverse Acquisition.

Between January 20, 2012 and February 14, 2012, we issued 200,000 shares of Series A Preferred Stock to accredited investors for an aggregate purchase price of $80,000. The shares were converted to common stock prior to the closing of the Reverse Acquisition.

Convertible Notes

Between March 8, 2012 and October 2, 2013, we issued convertible notes in the aggregate amount of $1,255,500 convertible into 3,393,267 shares of Series A Preferred Stock at a conversion price of $0.37 per share.

Warrants

Between January 20, 2012, and October 2, 2013, we issued warrants to purchase 1,082,843 shares of common stock to accredited investors pursuant to the sale of convertible notes.

Between March 31, 2011, and September 17, 2013, we issued warrants to purchase an aggregate of 738,730 shares of common stock, including 693,730 to attorneys and consultants for services, 25,000 shares to a director for services, and 20,000 shares to an accredited investor pursuant to anti-dilution rights held by such investor.

In connection with the foregoing, Rightscorp Delaware relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act, for transactions not involving a public offering.

Item 11. Description of Registrant’s Securities to be Registered.

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001 per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two holders of our common stock issued, outstanding and entitled to vote, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

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Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

The Company’s articles of incorporation authorize the issuance of 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Item 12. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

30

Item 13. Financial Statements and Supplementary Data.

Reference is made to the filings by Stevia on Form 10-K and 10-Q for Stevia’s financial statements.

The financial statements of Rightscorp Delaware begin on Page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

See Item 4.01 below.

Item 15. Exhibits.

See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 4.01 Change in Registrant’s Certifying Accountant.

Effective October 25, 2013, the Board of Directors of the Company dismissed Anton & Chia LLP (“A&C”) as its independent registered accounting firm and engaged HJ Associated & Consultants, LLP (“HJ”) to serve as its independent registered accounting firm. A&C’s audit report on the Company’s financial statements for the year ended September 30, 2012 and for the period from April 9, 2010 (Inception) through September 30, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit report included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended September 30, 2012 and 2011 and during the subsequent interim period preceding the date of A&C’s dismissal, there were (i) no disagreements with A&C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

HJ is the independent registered accounting firm for Rightscorp Delaware, and its report on the financial statements of Rightscorp Delaware at December 31, 2012 and 2011, for the year ended December 31, 2012, and for the period from January 20, 2011 (date of incorporation) to December 31, 2011 is included in this current report on Form 8-K. Prior to engaging HJ, the Company did not consult with HJ regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested A&C to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 25, 2013, the Company changed its fiscal year from September 30 to December 31. The report covering the transition will be filed on Form 10-Q.

Item 5.06 Change in Shell Company Status.

See Item 1.01.

31

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of Rightscorp Delaware are included following the signature page

(b) Pro forma financial information. See Exhibit 99.1.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated October 25, 2013, among Rightscorp, Inc., Rightscorp Merger Acquisition Sub, Inc. and Rightscorp, Inc.
10.1	Form of Warrant
10.2	Form of Promissory Note (Rightscorp Delaware)
10.3	Form of Note Amendment
16	Letter from Anton & Chia LLP
21	Subsidiaries of Rightscorp Delaware: None
99.1	Pro Forma Financial Information

32

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTSCORP, INC.

Dated: October 25, 2013	By:	/s/ Christopher Sabec
Name: Christopher Sabec
Title: Chief Executive Officer

Dated: October 25, 2013	By:	/s/ Robert Steele
Name: Robert Steele
Title: Chief Financial Officer

33

 FINANCIAL STATEMENTS

RIGHTSCORP, INC.

F-1

Rightscorp, Inc.

Balance Sheets

	June 30, 2013 (Unaudited)	December 31, 2012
Assets
Assets
Cash	$173,460	$10,049
Prepaid expenses	25,569	28,883
Other current asset	-	5,698
Total Current Assets	199,029	44,630
Other Assets
Fixed assets, net	30,457	28,851
Intangible assets, net	42,250	50,700
Total Assets	$271,736	$124,181

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued liabilities	$752,520	$514,874
Convertible notes payable, net of discount of $85,766 and $101,551	809,729	518,975
Notes payable - Related party	200,000	-
Total Current Liabilities	1,762,249	1,033,849
Total Liabilities	1,762,249	1,033,849

Stockholders’ Deficit:
Preferred stock, $.001 par value; 10,000,000 shares authorized; 3,220,000 and 3,220,000 shares issued and shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	3,220	3,220
Common stock, $.001 par value; 250,000,000 shares authorized; 9,876,351 and 9,660,135 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	9,876	9,660
Additional paid in capital	1,489,579	1,275,345
Accumulated deficit	(2,993,188)	(2,197,893)
Total stockholders’ deficit	(1,490,513)	(909,668)
Total Liabilities and Stockholders’ Deficit	$271,736	$124,181

See accompanying notes to financial statements

F-2

Rightscorp, Inc.

Statements of Operations

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012
Revenue	$101,926	$20,703

Operating expenses:
Copyright Holder fees	50,963	10,352
General and administrative	647,861	380,390
Sales and marketing	42,718	36,129
Depreciation and amortization	15,542	10,738
Total operating expenses	757,084	437,609

Loss from operations	(655,158)	(416,906)

Other income (expenses):
Interest expense	(140,137)	(21,205)
Total non-operating expenses	(140,137)	(21,205)

Loss from operations before income taxes	(795,295)	(438,111)

Provision for income taxes	-	-

Net loss	$(795,295)	$(438,111)

Net loss per share – basic and diluted	$(0.08)	$(0.05)

Weighted average common shares – basic and diluted	9,769,144	9,525,000

See accompanying notes to financial statements

F-3

Rightscorp, Inc.

Statement of Stockholders’ Deficit

(Unaudited)

	Preferred stock		Common stock		Additional Paid in	Accumulated	Total Stockholders’
	Stock	Amount	Stock	Amount	Capital	Deficit	Deficit
Balance at December 31, 2012 (audited)	3,220,000	$3,220	9,660,135	$9,660	$1,275,345	$(2,197,893)	$(909,668)
Common stock issued for service	-	-	216,216	216	53,838	-	54,054
Warrants issued for service	-	-	-	-	72,029	-	72,029
Warrants issued pursuant to financing	-	-	-	-	88,367	-	88,367
Net loss	-	-	-	-	-	(795,295)	(795,295)
Balance at June 30, 2013	3,220,000	$3,220	9,876,351	$9,876	$1,489,579	$(2,993,188)	$(1,490,513)

See accompanying notes to financial statements

F-4

Rightscorp, Inc.

Statements of Cash Flows

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012
Cash Flows from Operating Activities
Net loss	$(795,295)	$(438,111)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Depreciation and Amortization	15,542	10,738
Common stock issued for service	54,054	-
Warrants issued for service & compensation	72,029	20,949
Amortization of discount on convertible debt	104,142	16,603
Changes in operating assets and liabilities:
Decrease in prepaid expense	3,314	-
Decrease in other current asset	5,698	-
Increase in accounts payable and accrued liabilities	237,645	149,758
Net cash used in operating activities	(302,871)	(240,063)

Cash Flows from Investing Activities:
Purchases of equipment and furniture	(8,699)	(13,195)
Net cash used in investing activities	(8,699)	(13,195)

Cash Flows from Financing Activities
Proceeds from convertible notes	324,980	195,000
Repayment of convertible notes	(50,000)	-
Preferred stock issued for cash	-	80,000
Proceeds from related party debt	200,000	-
Payments on related party debt	-	(26,677)
Change in bank overdraft	-	4,935
Net cash provided by financing activities	474,980	253,258

Net increase (decrease) in cash	163,411	-

Cash, beginning of period	10,049	-

Cash, end of period	$173,460	$-

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-

Non-Cash Investing & Financing Disclosure
Warrants issued as discount on convertible debt	88,367	53,005

See accompanying notes to financial statements

F-5

RIGHTSCORP, INC.

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2013

Note 1 – Nature of the Business

The Company was organized under the laws of the State of Delaware on January 20, 2011(“Inception”),and its fiscal year end is December 31.

The Company has developed products and intellectual property rights relating to policing copyright infringement on the Internet. The Company is dedicated to the vision that digital creative works should be protected economically so that the next generation of great music, movies, video games and software can be made and their creators can prosper. The Company has a patent-pending, proprietary method for solving copyright infringement by collecting payments from illegal downloaders via notifications sent to their ISP’s.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. The unaudited financial statements as of June 30, 2013 and June 30, 2012 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company does not currently have any instruments requiring fair-value accounting disclosures.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly- liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of June 30, 2013 and December 31, 2012 the Company had no cash equivalents.

Advertising

The Company expenses advertising costs as incurred. For the six months ended June 30, 2013 and June 30, 2012, advertising expenses were $3,064 and $500, respectively.

Capitalization of Fixed Assets

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Capitalization of Intangible Assets

The Company records the purchase on intangible assets not purchased in a business combination in accordance with the ASC Topic 350.

F-6

Concentrations of Risk

We derived approximately 36% of our revenues from a contract with one customer in 2012. For the six months ended June 30, 2013, we derived approximately 54% of our sales from contracts with two customers. Our standard contract with customers is for an initial six month term, and renews automatically for successive one month terms, unless either party terminates upon 30 days’ written notice to the other party.

The Company’s bank accounts are deposited in insured institutions. At June 30, 2013 and December 31, 2012, the Company’s bank deposits did not exceed the insured amounts.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360-10-35-17, if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-10 through 15-5, Impairment or Disposal of Long-Lived Assets.

Revenue Recognition

The Company generates revenue from the sale of a service to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the ISP responds to a notice provided by the Company, and pays the fee which acts as a wavier to the infringement against the copyright owner.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a cumulative net loss from inception (January 20, 2011) to June 30, 2013 of $2,993,188. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

F-7

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Merger with Stevia Agritech

The Company entered into a binding letter of intent with Stevia Agritech Corp., effective June 18, 2013 (the “LOI”), in connection with a proposed reverse acquisition transaction by and between the Company, Stevia Agritech Corp. (“Stevia”) and a wholly-owned subsidiary of the Stevia (“Merger Sub”), whereby Merger Sub will be merged with and into Company in exchange for the issuance to the stockholders of Company of approximately 52,500,000 shares of common stock of Stevia (the “Merger”).

In accordance with the LOI, subject to satisfactory completion of due diligence and approval by the stockholders of the Company, the terms and conditions of the Merger shall be set forth in a formal definitive agreement containing customary representations and warranties, covenants and indemnification provisions, to be negotiated between the parties. The closing of the Merger is expected to occur within thirty (30) days from the date on which the Company completes the audit of its financial statements as required to be filed by the Company and approval by the Company’s stockholders and debt holders of the Merger (the “Closing”). Immediately after the Closing, the Company will become a wholly-owned subsidiary of Stevia.

As part of the Merger, Stevia shall issue to the stockholders of the Company approximately 52,500,000 shares of capital stock of Stevia which will represent approximately 70% ownership interest in Stevia’s issued and outstanding capital stock at the Closing. After the Closing, Stevia will be managed by the Company’s current management and board of directors or such other members of management and/or the board of directors as the Company shall designate, and Stevia shall have no more than 79,100,000 shares of common stock issued and outstanding (on an as-converted basis) after completion of the full $2,050,000 financing provided under the Financing Agreement (defined below), excluding any shares of common stock issuable under outstanding warrants and options.

On June 18, 2013, Stevia issued a promissory note (the “Note”) in accordance with a letter of intent (LOI), in which Stevia agreed to advance $200,000 in immediately available funds to the Company (the “LOI Advance”) pursuant to the terms of a promissory note (the “Note”). On June 18, 2013, the Company issued the Note to Stevia. In the event the Closing does not occur, the principal amount of the LOI Advance together with accrued interest at the rate of five percent (5%) per annum shall become due and payable upon the earlier of (i) receipt by the Company of proceeds from a financing in an amount not less than $1,000,000, (ii) an event of default, or (iii) a change in control of the Company. If the Closing occurs, the Note shall be cancelled as an intercompany loan.

In connection with Stevia’s receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), FINRA announced that effective July 15, 2013, the Stevia had amended its Articles of Incorporation to change its name from “Stevia Agritech Corp.” to “Rightscorp, Inc.”

Note 4 – Fixed Assets and Intangible Assets

As of June 30, 2013 and December 31, 2012, fixed assets and intangible assets consisted of the following:

	June 30, 2013	December 31, 2012
Furniture and Equipment	$46,907	$38,208
Less accumulated depreciation	(16,450)	(9,358)
Fixed assets, net	$30,457	$28,850

	June 30, 2013	December 31, 2012
Intangible assets	84,500	84,500
Less accumulated depreciation	(42,250)	(33,800)
Intangible assets, net	$42,250	$50,700

Depreciation and amortization expense for the periods ended June 30, 2013 and December 31, 2012 was $15,542 and $18,510, respectively. Annual amortization expense will be $16,900 per year through 2015.

F-8

Note 5 – Accounts Payable and Accrued Liabilities

As of June 30, 2013 and December 31, 2012, accounts payable and accrued liabilities consisted of the following:

	June 30, 2013	December 31, 2012
Accrued payroll	$385,806	$280,668
Accrued legal fees	63,406	137,277
Accrued interest	49,879	18,933
Other	253,429	77,996
Total	$752,520	$514,874

Note 6 – Convertible Notes Payable

Between January 3, 2013 and June 18, 2013, the Company borrowed an aggregate of $324,980 under convertible notes from external parties for use as operating capital. The parties entered into convertible notes payable agreements which make the Company liable for repayment of the principal and 10% annual interest by the agreements’ expiration dates ranging between October 2, 2013 and March 18, 2014. The notes are secured and mature nine months from the issuance date. Until the maturity date, the holders may elect to convert the note in whole or in part into preferred shares at the price of $0.37.

Attached to these notes the Company issued warrants that were recorded as a debt discount at an initial aggregate value of $88,367. The value of these warrants, along with the value of previously issued warrants, was amortized during the six months ended June 30, 2013, resulting in a final debt discount balance of $85,766 as of June 30, 2013.

The Company evaluated these convertible notes for derivatives and determined that they do not qualify for derivative treatment.

Note 7 – Capital Stock

The total number of shares of all classes of capital stock which the Company is authorized to issue is 30,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). The Preferred Stock shall be divided into series. The first series shall consist of 7,500,000 shares of Preferred Stock which shall be designated as “Series A Preferred Stock”. The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participating, optional or other special rights, if any, if each series and the qualifications, limitations and restrictions thereof. As of the six months ended June 30, 2013 there are 9,876,351 shares of common stock outstanding and 3,220,000 shares of Series A Preferred Stock outstanding.

Note 8 - Stock Warrants

During the six months ended June 30, 2013, the Company issued warrants to purchase 478,361 shares of its common stock at an exercise price of $0.25 per share. Warrants to purchase 263,496 shares of restricted common stock were issued to note holders pursuant to notes, and warrants to purchase 214,865 shares were issued for services.

Using the Black-Scholes method, warrants issued during the six months ended June 30, 2013 were valued at $160,396. The following weighted-average assumptions were used in the Black-Scholes calculation:

	June 30, 2013	December 31, 2012
Expected term (years)	5	5
Expected volatility	140%	140%
Risk-free interest rate	0.76-1.13%	0.83-2.24%
Dividend yield	0%	0%

F-9

A summary of the Company’s warrant activity during the six months ended June 30, 2013 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding, December 31, 2012	1,124,012	$0.25	4.38
Granted	478,361	0.25	4.94
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Balance outstanding, June 30, 2013	1,602,373	$0.25	4.20
Exercisable, June 30, 2013	1,602,373	$0.25	4.20

Note 9 – Commitments & Contingencies

Since May 31, 2012 the Company leases their office space on a month-to-month basis at a fixed rate of $2,600 per month.

Note 10 – Subsequent Events

Between July 10, 2013 and September 26, 2013, we borrowed an aggregate of $105,000 under convertible notes from external parties for use as operating capital. The parties entered into convertible notes payable agreements which make the Company liable for repayment of the principal and 10% annual interest by the agreements’ expiration dates ranging between April 10, 2013 and June 26, 2013. The notes are secured and mature nine months from the issuance date. Until the maturity date, the holders may elect to convert the note in whole or in part into preferred shares at the price of $0.37.

On October 2, 2013, we issued 2,459,498 shares of restricted common stock. The shares were issued to note holders pursuant to a Note exchange at $0.37 per share.

On September 17, 2013, we issued 81,081 shares of restricted common stock. The shares were issued to a consultant pursuant to an IR Contract at $0.25 per share.

Between July 10, 2013, and October 2, 2013, we issued warrants to purchase 170,269 shares of our restricted common stock. The shares were issued to note holders pursuant to notes at $0.25 per share.

Between July 19, 2013, and September 17, 2013, we issued warrants to purchase 224,189 shares of our restricted common stock. Warrants to purchase 214,189 shares were issued to consultants at $0.25 per share. Warrants to purchase 10,000 shares were issued to an employee pursuant to an Employee agreement at $0.25 per share.

F-10

FINANCIAL STATEMENTS

RIGHTSCORP, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rightscorp, Inc.

Santa Monica, California

We have audited the accompanying balance sheets of Rightscorp, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2012 and from inception on January 20, 2011 to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rightscorp, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012 and from inception on January 20, 2011 to December 21. 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Note 2 to the financial statements, the Company does not generate revenue and has negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
October 22, 2013

F-2

Rightscorp, Inc.

Balance Sheets

	December 31, 2012	December 31, 2011
Assets
Current Assets
Cash	$10,049	$-
Prepaid expenses	28,883	5,200
Other current asset	5,698	-
Total Current Assets	44,630	5,200
Other Assets
Fixed assets, net	28,851	5,082
Intangible assets, net	50,700	67,600
Total Assets	$124,181	$77,882

Liabilities and Stockholders’ Deficit
Current Liabilities
Cash overdraft	$-	$555
Accounts payable and accrued liabilities	514,874	174,272
Convertible notes payable, net of discount of $101,551	518,975	-
Notes payable - Related party	-	29,520
Total Current Liabilities	1,033,849	204,347
Total Liabilities	1,033,849	204,347

Stockholder’s Deficit
Preferred stock, $.001 par value; 10,000,000 shares authorized; 3,220,000 and 3,020,000 shares issued and shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively.	3,220	3,020
Common stock, $.001 par value; 250,000,000 shares authorized; 9,660,135 and 9,525,000 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively.	9,660	9,525
Additional paid in capital	1,275,345	859,560
Accumulated deficit	(2,197,893)	(998,570)
Total stockholders’ deficit	(909,668)	(126,465)
Total Liabilities and Stockholders’ Deficit	$124,181	$77,882

See accompanying notes to financial statements

F-3

Rightscorp, Inc.

Statements of Operations

		From January 20, 2011
	Year Ended	(Inception) to
	December 31, 2012	December 31, 2011

Revenue	$96,565	$4,543

Operating expenses:
Copyright Holder fees	49,023	1,536
General and administrative	1,028,438	887,779
Sales and marketing	69,614	95,288
Depreciation and amortization	24,647	18,510
Total operating expenses	1,171,722	1,003,113

Loss from operations	(1,075,157)	(998,570)

Other income (expenses):
Interest expense	(124,166)	-
Total non-operating expenses	(124,166)	-

Loss from operations before income taxes	(1,199,323)	(998,570)

Provision for income taxes	-	-

Net loss	$(1,199,323)	$(998,570)

Net loss per share – basic and diluted	$(0.13)	$(0.11)

Weighted average common shares – basic and diluted	9,558,321	8,944,437

See accompanying notes to financial statements

F-4

Rightscorp, Inc.

Statements of Stockholders’ Deficit

	Preferred stock		Common stock		Additional Paid in	Accumulated	Total Stockholders’
	Stock	Amount	Stock	Amount	Capital	Deficit	Deficit
Balance at January 20, 2011 (Inception)	-	$-	-	$-	$-	$-	$-
Common stock issued to founder	-	-	9,350,000	9,350	(8,415)	-	935
Common stock issued for service	-	-	175,000	175	43,575	-	43,750
Preferred stock issued for cash	3,020,000	3,020	-	-	751,980	-	755,000
Stock Compensation Expense	-	-	-	-	72,420	-	72,420
Net loss	-	-	-	-	-	(998,570)	(998,570)
Balance at December 31, 2011	3,020,000	3,020	9,525,000	9,525	859,560	(998,570)	(126,465)
Common stock issued for service	-	-	135,135	135	33,649	-	33,784
Preferred stock issued for cash	200,000	200	-	-	79,800	-	80,000
Warrants issued for service	-	-	-	-	76,415	-	76,415
Warrants issued for compensation	-	-	-	-	26,645	-	26,645
Warrants issued pursuant to financing	-	-	-	-	199,276	-	199,276
Net loss	-	-	-	-	-	(1,199,323)	(1,199,323)
Balance at December 31, 2012	3,220,000	$3,220	9,660,135	$9,660	$1,275,345	$(2,197,893)	$(909,668)

See accompanying notes to financial statements

F-5

Rightscorp, Inc.

Statements of Cash Flows

		From January 20, 2011
	Year Ended	(Inception) to
	December 31, 2012	December 31, 2011
Cash Flows from Operating Activities
Net loss	$(1,199,323)	$(998,570)
Adjustments to reconcile net loss to net cash used in operating activities:	-	-
Depreciation and Amortization	24,647	18,510
Common stock issued to founder	-	935
Common stock issued for service	33,784	43,750
Warrants issued for service & compensation	103,060	72,420
Amortization of discount on convertible debt	97,725	-
Changes in operating assets and liabilities:
Increase in prepaid expense	(23,683)	(5,200)
Increase in other current asset	(5,698)	-
Increase in accounts payable and accrued liabilities	340,602	174,272
Net cash used in operating activities	(628,886)	(693,883)

Cash Flows from Investing Activities:
Purchases of equipment and furniture	(31,516)	(6,692)
Net cash used in investing activities	(31,516)	(6,692)

Cash Flows from Financing Activities
Proceeds from convertible notes	720,526	-
Repayment of convertible notes	(100,000)	-
Preferred stock issued for cash	80,000	755,000
Proceeds from related party debt	-	100
Payments on related party debt	(29,520)	(55,080)
Change in bank overdraft	(555)	555
Net cash provided by financing activities	670,451	700,575

Net increase (decrease) in cash	10,049	-

Cash, beginning of period	-	-

Cash, end of period	$10,049	$-

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$7,508	$-
Cash paid during the period for income taxes	$-	$-

Non-Cash Investing & Financing Disclosure
Note payable issued for intangible asset	-	84,500
Warrants issues as discount of convertible debt	199,276	-

See accompanying notes to financial statements

F-6

RIGHTSCORP, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period January 20, 2011 (Inception) to December 31, 2011,

and the Year Ended December 31, 2012

Note 1 – Nature of the Business

The Company was organized under the laws of the State of Delaware on January 20, 2011(“Inception”), and its fiscal year end is December 31.

The Company has developed products and intellectual property rights relating to policing copyright infringement on the Internet. The Company is dedicated to the vision that digital creative works should be protected economically so that the next generation of great music, movies, video games and software can be made and their creators can prosper. The Company has a patent-pending, proprietary method for solving copyright infringement by collecting payments from illegal downloaders via notifications sent to their ISP’s.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. The financial statements as of December 31, 2012 and 2011 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company does not currently have any instruments requiring fair-value accounting disclosures.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly- liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2012 and 2011 the Company had no cash equivalents.

Advertising

The Company expenses advertising costs as incurred. For the year ended December 31, 2012 and 2011, advertising expenses were $22 and $574, respectively.

Capitalization of Fixed Assets

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Capitalization of Intangible Assets

The Company records the purchase on intangible assets not purchased in a business combination in accordance with the ASC Topic 350.

F-7

Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. At December 31, 2012 and 2011, the Company’s bank deposits did not exceed the insured amounts.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under FASB ASC 360-10-35-17, if events or circumstances indicate that their carrying amount might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-10 through 15-5, Impairment or Disposal of Long-Lived Assets.

Revenue Recognition

The Company generates revenue from the sale of a service to copyright owners under which copyright owners retain the Company to identify and collect settlement payments from Internet users who have infringed on their copyrights. Revenue is recognized when the ISP responds to a notice provided by the Company, and pays the fee which acts as a wavier to the infringement against the copyright owner.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a cumulative net loss from inception (January 20, 2011) to December 31, 2012 of $2,197,893. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-8

Note 3 – Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of December 31, 2012 and 2011:

	2012	2011
Deferred tax assets:
NOL Carryover	$694,300	$349,100
Accrued Payroll	48,800	22,800
Deferred tax liabilities
Depreciation	4,100	5,000

Valuation allowance	(747,200)	(376,900)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2012 and 2011 due to the following:

	2012	2011
Book Income	$(513,800)	$(427,800)
Meals and Entertainment	3,000	1,400
Non-Deductible Expenses	144,000	49,800
Accrued Payroll	25,700	22,800
Deprecation	(900)	5,000
Other	300	(300)
Valuation allowance	341,700	349,100
	$-	$-

At December 31, 2012, the Company had net operating loss carry forwards of approximately $1,615,000 that may be offset against future taxable income from the year 2013 through 2032. No tax benefit has been reported in the December 31, 2012 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Note 4 – Fixed Assets and Intangible Assets

As of December 31, 2012 and 2011, fixed assets and intangible assets consisted of the following:

	December 31, 2012	December 31, 2011
Furniture and Equipment	$38,208	$6,692
Less accumulated depreciation	(9,358)	(1,610)
Fixed assets, net	$28,850	$5,082

F-9

	December 31, 2012	December 31, 2011
Intangible assets	84,500	84,500
Less accumulated depreciation	(33,800)	(16,900)
Intangible assets, net	$50,700	$67,600

Depreciation and amortization expense for the years ended December 31, 2012 and 2011 was $24,647 and $18,510, respectively. Annual amortization expense will be $16,900 per year through 2015.

Note 5 – Accounts Payable and Accrued Liabilities

As of December 31, 2012 and 2011, accounts payable and accrued liabilities consisted of the following:

	December 31, 2012	December 31, 2011
Accrued payroll	$280,668	$128,489
Accrued legal fees	137,277	30,059
Accrued interest	18,933	-
Other	77,996	15,723
Total	$514,874	$174,272

Note 6 – Convertible Notes Payable

Between March 8, 2012 and December 17, 2012, the Company borrowed an aggregate of $720,526 under convertible notes from external parties for use as operating capital. The parties entered into convertible notes payable agreements which make the Company liable for repayment of the principal and 10% annual interest by the agreements’ expiration dates ranging between December 8, 2012 and September 13, 2013. The notes are secured and mature nine months from the issuance date. Until the maturity date, the holders may elect to convert the note in whole or in part into preferred shares at the price of $0.37. On December 14, 2012, the company settled a convertible note of $100,000 through a cash payment.

Attached to these notes the Company issued warrants that were recorded as a debt discount at an initial aggregate value of $199,276. The value of these warrants was amortized during 2012, resulting in a final debt discount balance of $101,551 as of December 31, 2012.

The Company evaluated these convertible notes for derivatives and determined that they do not qualify for derivative treatment.

Note 7 – Capital Stock

From Inception on January 20, 2011 Through December 31, 2011

The total number of shares of all classes of capital stock which the Company is authorized to issue is 30,000,000 shares, consisting of 15,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). The Preferred Stock shall be divided into series. The first series shall consist of 3,000,000 shares of Preferred Stock which shall be designated as “Series A Preferred Stock”. The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participating, optional or other special rights, if any, if each series and the qualifications, limitations and restrictions thereof. As of the year ended December 31, 2011 there are 9,525,000 shares of common stock outstanding and 3,020,000 shares of Series A Preferred Stock outstanding.

F-10

For the Year Ended December 31, 2012

The total number of shares of all classes of capital stock which the Company is authorized to issue is 30,000,000 shares, consisting of 20,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”). The Preferred Stock shall be divided into series. The first series shall consist of 7,500,000 shares of Preferred Stock which shall be designated as “Series A Preferred Stock”. The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participating, optional or other special rights, if any, if each series and the qualifications, limitations and restrictions thereof. As of the year ended December 31, 2012 there are 9,660,135 shares of common stock outstanding and 3,220,000 shares of Series S Preferred Stock outstanding.

Note 8 - Stock Warrants

During the year ended December 31, 2011, the Company issued warrants to purchase 216,500 shares of its common stock. Warrants to purchase 80,000 shares were issued to an attorney pursuant to a Legal Consulting agreement at $0.24 per share. Warrants to purchase 25,000 shares were issued to an attorney pursuant to a Legal Consulting agreement at $0.25 per share. Warrants to purchase 24,000 shares were issued to consultants pursuant to Referral Fee agreements at $0.25 per share. Warrants to purchase 12,500 shares were issued to an employee pursuant to an Employee agreement at $0.25 per share. Warrants to purchase 75,000 shares were issued to consultants pursuant to a Board of Advisors agreement at $0.25 per share.

During the year ended December 31, 2012, the Company issued warrants to purchase 907,512 shares of its common stock. Warrants to purchase 659,471 shares of restricted common stock were issued to note holders pursuant to notes. Warrants to purchase 20,000 shares were issued to an investor pursuant to a MFN Gross Up agreement at $0.25 per share. Warrants to purchase 62,500 shares were issued to an employee pursuant to an Employee agreement at $0.25 per share. Warrants to purchase 40,541 shares were issued to a consultant pursuant to a consulting agreement at $0.25 per share. Warrants to purchase 125,000 shares were issued to consultants pursuant to a Board of Advisors agreement at $0.25 per share.

Using the Black-Scholes method, warrants issued during the year ended December 31, 2012 were valued at $301,336 and those issued during the year ended December 31, 2011 were valued at $72,420. The following weighted-average assumptions were used in the Black-Scholes calculation:

	December 31, 2012	December 31, 2011
Expected term (years)	5	5
Expected volatility	140%	140%
Risk-free interest rate	0.83-2.24%	0.61-1.31%
Dividend yield	0%	0%

A summary of the Company’s warrant activity during the years ended December 31, 2012 and December 31, 2011 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Balance outstanding, December 31, 2010	-	$-
Granted	216,500	0.25	4.68
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Balance outstanding, December 31, 2011	216,500	$0.25	4.68
Granted	907,512	0.25	4.55
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Balance outstanding, December 31, 2012	1,124,012	$0.25	4.38
Exercisable, December 31, 2012	1,124,012	$0.25	4.38

F-11

Note 9 – Commitments & Contingencies

As of May 31, 2012 the Company leases their office space on a month-to-month basis at a fixed rate of $2,600 per month.

Note 10 – Subsequent Events

Between January 3, 2013 and September 26, 2013, we borrowed an aggregate of $549,955 under convertible notes from external parties for use as operating capital. The parties entered into convertible notes payable agreements which make the Company liable for repayment of the principal and 10% annual interest by the agreements’ expiration dates ranging between October 3, 2013 and June 26, 2013. The notes are secured and mature nine months from the issuance date. Until the maturity date, the holders may elect to convert the note in whole or in part into preferred shares at the price of $0.37.

On October 2, 2013, we issued 2,459,498 shares of restricted common stock. The shares were issued to note holders pursuant to a Note exchange at $0.37 per share.

Between March 3, 2013 and September 17, 2013, we issued 297,297 shares of restricted common stock. The shares were issued to consultants pursuant to an IR Contract at $0.25 per share.

Between January 3, 2013, and October 2, 2013, we issued warrants to purchase 433,768 shares of our restricted common stock. The shares were issued to note holders pursuant to notes at $0.25 per share.

Between February 4, 2013, and September 17, 2013, we issued warrants to purchase 274,189 shares of our restricted common stock. Warrants to purchase 25,000 shares were issued to a director pursuant to a Director agreement at $0.25 per share. Warrants to purchase 239,189 shares were issued to consultants at $0.25 per share. Warrants to purchase 10,000 shares were issued to an employee pursuant to an Employee agreement at $0.25 per share.

Merger with Stevia Agritech

The Company entered into a binding letter of intent with Stevia Agritech Corp., effective June 18, 2013 (the “LOI”), in connection with a proposed reverse acquisition transaction by and between the Company, Stevia Agritech Corp. (“Stevia”) and a wholly-owned subsidiary of the Stevia (“Merger Sub”), whereby Merger Sub will be merged with and into Company in exchange for the issuance to the stockholders of Company of approximately 52,500,000 shares of common stock of Stevia (the “Merger”).

In accordance with the LOI, subject to satisfactory completion of due diligence and approval by the stockholders of the Company, the terms and conditions of the Merger shall be set forth in a formal definitive agreement containing customary representations and warranties, covenants and indemnification provisions, to be negotiated between the parties. The closing of the Merger is expected to occur within thirty (30) days from the date on which the Company completes the audit of its financial statements as required to be filed by the Company and approval by the Company’s stockholders and debt holders of the Merger (the “Closing”). Immediately after the Closing, the Company will become a wholly-owned subsidiary of Stevia.

As part of the Merger, Stevia shall issue to the stockholders of the Company approximately 52,500,000 shares of capital stock of Stevia which will represent approximately 70% ownership interest in Stevia’s issued and outstanding capital stock at the Closing. After the Closing, Stevia will be managed by the Company’s current management and board of directors or such other members of management and/or the board of directors as the Company shall designate, and Stevia shall have no more than 79,100,000 shares of common stock issued and outstanding (on an as-converted basis) after completion of the full $2,050,000 financing provided under the Financing Agreement (defined below), excluding any shares of common stock issuable under outstanding warrants and options.

On June 18, 2013, Stevia issued a promissory note (the “Note”) in accordance with a letter of intent (LOI), in which Stevia agreed to advance $200,000 in immediately available funds to the Company (the “LOI Advance”) pursuant to the terms of a promissory note (the “Note”). On June 18, 2013, the Company issued the Note to Stevia. In the event the Closing does not occur, the principal amount of the LOI Advance together with accrued interest at the rate of five percent (5%) per annum shall become due and payable upon the earlier of (i) receipt by the Company of proceeds from a financing in an amount not less than $1,000,000, (ii) an event of default, or (iii) a change in control of the Company. If the Closing occurs, the Note shall be cancelled as an intercompany loan.

In connection with Stevia’s receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), FINRA announced that effective July 15, 2013, the Stevia had amended its Articles of Incorporation to change its name from “Stevia Agritech Corp.” to “Rightscorp, Inc.”

F-12